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                                                                     Exhibit (i)

                           Drinker Biddle & Reath LLP
                                One Logan Square
                             18th and Cherry Streets
                             Philadelphia, PA 19103
                             (215) 988-2700 (Phone)
                           (215) 988-2757 (Facsimile)
                              www.drinkerbiddle.com

                                 April 14, 2006

Northern Funds
50 South LaSalle Street
Chicago, IL 60675-5986

     Re: Registration Statement on Form N-1A/Issuance of Shares

Ladies and Gentlemen:

     We have acted as counsel for Northern Funds, a Delaware statutory trust (the "Trust"), organized under an Agreement and Declaration of Trust dated February 7, 2000 (the "Declaration of Trust") in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), pursuant to a Registration Statement on Form N-1A (File Nos. 33-73404 and 811-08236), of the Trust's shares of beneficial interest, which are divided into thirty-six portfolios designated as follows: Money Market Fund; U.S. Government Money Market Fund; U.S. Government Select Money Market Fund; Municipal Money Market Fund; California Municipal Money Market Fund; U.S. Government Fund; Short-Intermediate U.S. Government Fund; Intermediate Tax-Exempt Fund; California Intermediate Tax-Exempt Fund; Florida Intermediate Tax-Exempt Fund; Fixed Income Fund; Tax-Exempt Fund; Arizona Tax-Exempt Fund; California Tax-Exempt Fund; Global Fixed Income Fund; High Yield Municipal Fund; High Yield Fixed Income Fund; Income Equity Fund; Stock Index Fund; Large Cap Value Fund; Growth Equity Fund; Select Equity Fund; Mid Cap Growth Fund; Small Cap Index Fund; Small Cap Value Fund; Small Cap Growth Fund; International Growth Equity Fund; Technology Fund; International Equity Index Fund; Mid Cap Index Fund; Enhanced Large Cap Fund; Emerging Markets Equity Fund; Multi-Manager Mid Cap Fund; Multi-Manager Small Cap Fund; Multi-Manager International Equity Fund; and Global Real Estate Index Fund. Shares of the aforesaid classes of shares of beneficial interest are referred to hereinafter as "Shares." The aforesaid Registration Statement, as amended to date, is referred to hereinafter as the "Registration Statement." The Trust is authorized to issue an unlimited number of Shares in each of the aforesaid portfolios.

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Northern Funds
April 14, 2006
Page 2


     We have reviewed the Registration Statement and the Trust's Declaration of Trust, as amended, its by-laws and certain resolutions adopted by its Trustees, and have considered such other legal and factual matters as we have deemed appropriate.

     This opinion is based exclusively on the Delaware Statutory Trust Act and the federal law of the United States of America.

     Based on the foregoing, we are of the opinion that the Shares registered under the Registration Statement will be, when issued against payment therefor as described therein, legally issued, fully paid and non-assessable by the Trust, and that, under Delaware law, the holders of the Shares will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware (except that we express no opinion as to such holders who are also Trustees of the Trust). Pursuant to Section 2 of Article VIII of the Declaration of Trust, the Trustees have the power to cause shareholders, or shareholders of a particular series or class of Shares, to pay certain custodian, transfer, servicing or similar agent charges by setting off the same against declared but unpaid dividends or by reducing Share ownership (or by both means).

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as part of Post-Effective Amendment No. 47 to the Trust's Registration Statement on Form N-1A. Except as provided in this paragraph, the opinion set forth above is expressed solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon by, or filed with, any other person or entity or for any other purpose without our prior written consent.

     We hereby consent to the use of our name and to the references to our Firm under the caption "Additional Trust Information - Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information included in Post-Effective Amendment No. 47 to the Registration Statement on Form N-1A under the 1933 Act of Northern Funds (File Nos. 33-73404 and 811-08236). This consent does not constitute a consent under Section 7 of the 1933 Act, and in consenting to the use of our name and the references to our Firm under such caption we

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Northern Funds
April 14, 2006
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have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said
Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,


                                        /s/ DRINKER BIDDLE & REATH LLP
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                                        DRINKER BIDDLE & REATH LLP